SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2016, at the 2016 Annual Meeting of Shareholders (the “Annual Meeting”), the shareholders of RLJ Lodging Trust (the “Company”) approved an amendment to the Company’s Articles of Amendment and Restatement of Declaration of Trust (the “Declaration of Trust”) to allow shareholders to amend the Second Amended and Restated Bylaws of the Company (the “Bylaws”) by a majority vote of the outstanding shares entitled to be cast on the matter.  On May 3, 2016, the Company filed Articles of Amendment to its Declaration of Trust to effect the amendment approved at the Annual Meeting. The full text of the Articles of Amendment to the Company’s Declaration of Trust is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 29, 2016, in connection with the Company shareholders’ approval of the amendment to the Declaration of Trust, the Board of Trustees of the Company (the “Board”) approved an amendment to the Bylaws to allow shareholders to amend the Bylaws by a majority vote of the outstanding shares entitled to be cast on the matter.  The foregoing is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws, marked to show the April 29, 2016 amendments, filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On April 29, 2016, the Company held its Annual Meeting at which (i) trustees were elected, (ii) the appointment of PricewaterhouseCoopers LLP (“PWC”), the Company’s independent registered public accounting firm, was ratified, (iii) the compensation paid to the Company’s named executive officers was approved in an advisory vote, and (iv) an amendment to the Company’s Declaration of Trust to allow shareholders to amend the Bylaws was approved. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 28, 2016. The final results for the votes regarding each proposal are set forth below.

Election of Trustees

The following persons comprising the entire previous board of trustees of the Company were duly elected as trustees of the Company until the 2017 Annual Meeting of Shareholders or until their successors are duly elected and qualified: Robert L. Johnson, Thomas J. Baltimore, Jr., Evan Bayh, Nathaniel A. Davis, Robert M. La Forgia, Glenda G. McNeal and Joseph Ryan. The table below sets forth the voting results for each trustee nominee:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert L. Johnson	108,965,065	8,894,679	46,717	1,467,970
Thomas J. Baltimore, Jr.	113,601,543	4,258,201	46,717	1,467,970
Evan Bayh	108,373,461	9,486,283	46,717	1,467,970
Nathaniel A. Davis	105,894,269	11,964,426	47,766	1,467,970
Robert M. La Forgia	116,904,421	954,238	47,802	1,467,970
Glenda G. McNeal	116,908,592	950,918	46,951	1,467,970
Joseph Ryan	108,833,601	9,025,908	46,952	1,467,970

Ratification of PWC as the Company’s independent registered public accounting firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of PWC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
118,311,379	1,060,169	2,883	0

Advisory Vote to Approve Named Executive Officer Compensation

At the Annual Meeting, the Company’s shareholders voted on a non-binding resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
77,632,101	37,189,286	3,085,074	1,467,970

Amendment of the Company’s Declaration of Trust to allow shareholders to amend the Company’s Bylaws

At the Annual Meeting, the Company’s shareholders approved an amendment to the Company’s Declaration of Trust to allow shareholders to amend the Company’s Bylaws by a majority vote of the outstanding shares entitled to be cast on the matter. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
117,868,320	8,784	29,357	1,467,970

Item 9.01.     Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) The following exhibits are filed as part of this report:

Exhibit Number	Description

3.1	Articles of Amendment to Articles of Amendment and Restatement of Declaration of Trust
3.2	Third Amended and Restated Bylaws of RLJ Lodging Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: May 5, 2016	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr. President and Chief Executive Officer

EXHIBIT LIST

Exhibit Number	Description

3.1	Articles of Amendment to Articles of Amendment and Restatement of Declaration of Trust
3.2	Third Amended and Restated Bylaws of RLJ Lodging Trust